EXHIBIT 10.19

AMENDED AND RESTATED AGREEMENT FOR
PURCHASE AND SALE OF REAL PROPERTY

THIS AMENDED AND RESTATED AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made as of July 2, 2012, by and between LADDER CAPITAL FINANCE LLC and/or its assignee as permitted under this Agreement (the “Buyer”), and RSBR INVESTMENTS, LLC, RBA INVESTMENTS, LLC and OVERLAND PROPERTIES, LLC (individually and collectively, the “Seller”).

WHEREAS, pursuant to the terms of that certain Agreement for Purchase and Sale of Real Property, dated as of March 27, 2012 (the “First Purchase Agreement”), executed by and between Seller and Buyer, Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer, certain properties, as more particularly described in the First Purchase Agreement;

WHEREAS, pursuant to the terms of that certain Agreement for Purchase and Sale of Real Property, dated as of April 20, 2012 (the “Second Purchase Agreement”), executed by and between Seller and Buyer, Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer, certain properties, as more particularly described in the Second Purchase Agreement;

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain additional Properties, as more particularly described herein, upon the terms, covenants and provisions of this Agreement;

WHEREAS, Seller and Buyer mutually desire to combine the First Purchase Agreement and Second Purchase Agreement into a single agreement and to amend and restate in their entirety the First Purchase Agreement and the Second Purchase Agreement, to provide for, among other things, the inclusion of additional Properties, a change in the Purchase Price and modification to the Examination Periods, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereto do hereby amend and restate the First Purchase Agreement and the Second Purchase Agreement in their entirety as set forth herein and hereby agree as follows:

Section 1.      Terms and Definitions: The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)          “Seller’s Broker” shall mean Park Manor Capital Partners, acting as Seller’s agent.

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(b)          “Buyer’s Agent” shall mean Park Manor Capital Partners, acting as Buyer’s agent.

(c)          “Closing” shall mean the consummation of the transaction contemplated herein as more particularly described in Section 10 hereof.

(d)          “Earnest Money” shall mean Five Hundred Thousand and No/Cents ($500,000.00) Dollars, Seller and Buyer each acknowledge and agree that Three Hundred Thousand and 00/100 ($300,000.00) Dollars has heretofore been delivered to Escrow Agent (as hereinafter defined) and is currently being held in escrow by Escrow Agent pursuant to Section 8 hereof. Buyer shall deliver to Escrow Agent, within two (2) business days after the execution and delivery by both parties of this Agreement an additional Two Hundred Thousand and 00/100 ($200,000.00) Dollars in cash or certified or bank cashier’s check, or in a confirmed wire transfer of funds to be held in escrow by Escrow Agent pursuant to Section 8 hereof. Seller and Buyer shall share equally in the responsibility for paying any reasonable escrow fees charged by the Escrow Agent. Hereinafter, the term “Earnest Money” shall be deemed to include all interest accrued thereon.

(e)          “Delivery Date” shall have the meaning ascribed to it in the Lease. Seller shall notify Buyer upon the occurrence of the Delivery Date, and shall deliver to Buyer the Evidence of Completion (as defined in the Lease), with respect to each Property.

(f)          “Examination Period(s)” shall mean, with respect to each individual Property, the period of time commencing on the date hereof and expiring thirty (30) days after the later of: (i) the Delivery Date; (ii) the Commencement Date (as defined in the Lease); (iii) the date Tenant opens for business to the public on such Property (the “Property Opening Date”), and (iv) the date Buyer receives the Due Diligence Certification (as defined in Section 6(b) hereof) with respect to a particular Property. Notwithstanding the foregoing, Seller and Buyer acknowledge and agree that the Examination Period for the Properties located in Edinburg, Texas, Farmington, New Mexico, Hawk Point, Missouri and Rocky Mount, Missouri commenced on June 6, 2012 and shall expire on July 30, 2012.

(g)          “Lease” shall mean individually, and “Leases” shall mean collectively, the applicable lease between Dollar General (the “Tenant’) and a Seller, as more particularly described on Schedule 2 attached hereto and made a part hereof .

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(h)          “Property” shall mean, individually and “Properties” shall mean collectively: (a) those certain parcels of real property owned in fee by Seller at the locations set forth on Schedule 1 attached hereto and incorporated herein by this reference (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of a Seller under its respective Lease with Tenant; (c) all right, title and interest of a Seller in all machinery, furniture, equipment and items of personal property of a Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”): (d) all right, title and interest of a Seller, if any, to any unpaid award for (1) any taking or condemnation of its Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing: and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements (the “ Intangible Property ”).

(i)          “Purchase Price” shall mean the aggregate sum of Eighty-Two Million Six Hundred Eighty-Three Thousand Eight Hundred Forty-Seven and 58/100 ($82,683,847.58) Dollars, allocated in accordance with Schedule 1 attached hereto and made a part hereof (subject, however, to an adjustment reducing the Purchase Price by the amount that is allocated to a Property as set forth on Schedule 1 to the extent a Property is rejected by Buyer during an Examination Period or is otherwise removed or rejected in accordance with the terms of this Agreement), payable by certified or bank cashier’s check or in a confirmed wire transfer of funds at a Closing,

(j)          “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Rod Hamby

RSBR Investments, LLC

1898 Imperial Center

West Plains, MO 65775

And to:

Jacob W. Stauffer

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Stauffer Law Firm, LLC

204 West Main St.

West Plains, MO 65775

stauffer@stauffer-law.com

jacobstauffer@theoverlandgroup.com

(k)        “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

David Traitel

Ladder Capital Finance LLC

345 Park Avenue, 8th Floor

New York, NY 10154

Tel. No.: (212) 715-3143

E-mail: David.Traitel@laddercapital.com

And to:

Michael Comparato

Ladder Capital Finance LLC

345 Park Avenue, 8th Floor

New York, NY 10154

Tel. No.: (212)715-3164

E-mail: Michael.Comparato@laddercapital.com

And to:

Pamela McCormack

Ladder Capital Finance LLC

345 Park Avenue, 8th Floor

New York NY10154

Tel. No.: (212) 715-3170

E-mail: Pamela.McCormack@laddercapital.com

(1)        “Title Insurer” and “Escrow Agent” shall mean in all instances Commonwealth/Lawyers Land Title Insurance Corporation, Two Grand Central Tower, 140 East 45th Street, 22nd Floor, New York, NY 10017, Attention: Liane Carpenter (LCarpenter@cltic.com).

(m)        “Seller Guarantor” shall mean (i) with respect to RSBR Investments, LLC, either Bruce Grisham, Rod Hamby, RB Grisham or Sid Aultman; (ii) with respect to RBA Investments, LLC, either RB Grisham or Amy Grisham; and (iii) with respect to Overland Properties, LLC, either Bruce Grisham or Rod Hamby.

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Section 2.      Proration of Expenses and Payment of Costs and Recording Fees. Seller and Buyer agree that all rents, utility charges (to the extent not payable directly to the utility supplier by Tenant), and real estate taxes and assessments (to the extent not payable directly to the taxing authority by Tenant) shall be prorated on a calendar-year basis as of the date of Closing; provided, however, that rent shall only be pro-rated to the extent paid. If Closing shall occur before the actual real estate taxes and special assessments payable during such year are known, the apportionment of such taxes and assessments shall be upon the basis of the real estate taxes and assessments for the applicable Property payable during the immediately preceding year; provided that, if the real estate taxes and assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the real estate taxes and assessments payable during the preceding year, Seller and Buyer promptly shall adjust the proration of such taxes and assessments, and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the Deed for the applicable Property delivered hereunder but shall survive the Closing, To the extent applicable, Seller shall, to the extent not payable directly by Tenant, be responsible for the payment of all municipal license taxes, if any, payable during the calendar year in which the Closing occurs and corresponding to any period prior to the date that Tenant became obligated to pay such amounts. At Closing: (a) Buyer shall pay: (i) the premium and related charges for owner’s title insurance policy to be issued to Buyer; (ii) the recording fees necessary to record the deed and mortgage documents at the register of deeds office where the Property is located; and (iii) one half of any escrow fees charged by the Escrow Agent in connection with this transaction; and (b) Seller shall pay: (i) the transfer, excise and/or documentary tax/stamps in connection with the recording of the deed at the register of deeds office where the applicable Property is located and; (ii) the recording fees necessary to record the discharges of any liens of record or other instruments necessary to convey title to the Property to Buyer in accordance with this Agreement; and (iii) one half of any escrow fees charged by the Escrow Agent in connection with this transaction. Buyer shall be responsible for the cost of its own survey, environmental reports and due diligence investigations. Seller and Buyer shall be responsible for their own attorney’s fees

Section 3.        Sale of Property. Subject to the terms of this Agreement, Seller agrees to sell each Property to Buyer for the Purchase Price set forth above.

Section 4.       Payment of Purchase Price. Buyer shall pay a portion of the Purchase Price to Seller at each Closing, in the amount allocated to a particular Property as set forth in Schedule 1. and in accordance with all of the terms and conditions of this Agreement.

Section ..5.       Title. At each Closing, Seller agrees to convey to Buyer fee simple marketable title to the applicable Property by bargain and sale deed, in each instance free and clear of all liens, defects of title, and encumbrances except for the Lease, taxes for

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the current year and subsequent years not yet due and payable, and other exceptions set forth in the Title Report (as defined below) which Seller does not agree to cure under Section 6(a) herein (or is deemed to not agree to cure) and which Buyer waives as an Objection pursuant to said Section 6(a), other than those exceptions Seller is obligated to cure pursuant to Section 6(a) below (collectively, the “Permitted Exceptions”).

Section 6.        Examination of Property. Seller and Buyer hereby agree as follows:

(a)    Title and Survey Examination. Within five (5) business days after the commencement of an Examination Period for a particular Property, Buyer shall order a title report for each Property (the “Title Report”) from the Title Insurer and a survey of each Property. Seller shall notify Buyer promptly after all of the Improvements on a particular Property have been substantially completed in order to provide Buyer with the necessary time to have an ALTA survey prepared during the applicable Examination Period. Buyer shall furnish to Seller a copy of the Title Report and the survey for a particular Property on or prior to the expiration of the applicable Examination Period (each, a “Title Review Period”), together with a statement specifying any defects in title and/or the survey for a particular Property (the “Objections”). Seller shall notify Buyer within ten (10) days after Seller’s receipt of the Objections whether Seller will cure the Objections. If a Seller does not respond within said ten (10)-day period, Seller shall be deemed to have elected to not cure the Objections. If Seller does not agree (or is deemed to not agree) to cure the Objections for any particular Property, Buyer shall have the right, by notice given to Seller and Title Insurer at any time prior to Closing, either to: (a) waive the Objections with respect to any such Property and close title without abatement or reduction of the Purchase Price applicable to such Property; or (b) terminate this Agreement as to only the subject Property. If Buyer elects to terminate this Agreement as to one or more of the Properties pursuant to this Section 6(a), then: (i) this Agreement shall be deemed terminated as to any such rejected Property and neither party shall have any further rights, obligations or liabilities with respect to such rejected Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any of the following exceptions be a Permitted Exception and Seller shall be required to provide information and evidence to satisfy Title Insurer’s standard requirements as to Seller’s authority and standard title affidavits and shall be required to cure on or before the Closing: (i) any monetary liens or encumbrances against its Property (including, without limitation, all mortgages, mechanics liens, tax liens and judgments); (ii) all unpaid real estate taxes and water charges; and (iii) any encumbrances against title which are created by or through a Seller after the date of this Agreement.

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(b)    Examination. Seller shall provide to Buyer: (i) upon execution of this Agreement, copies of the following documents and materials pertaining to each Property to the extent within Seller’s possession or readily obtainable by Seller: a title commitment/policy; copies of title exception documents; ALTA survey; site plans and specifications; architectural plans; environmental/hazardous material reports; soils reports; governmental permits/approvals; zoning information; real property tax and assessment information; utility letters; copies of the Leases and copies of all correspondence related to the Leases; any documents required to be delivered by Seller to Buyer pursuant to Section 11 hereof; and any other documents relating to a Property reasonably requested by Buyer; (ii) upon execution of this Agreement, a copy of the certificate of formation of Seller, a copy of the operating agreement of Seller, an incumbency certificate for Seller, and a W-9 of Seller; and (iii) upon the occurrence of the Delivery Date for each Property, the Evidence of Completion (as defined in the Lease) (collectively, the “Due Diligence Materials”). Upon delivery to Buyer of all of the Due Diligence Materials applicable to a particular Property, Seller shall deliver a written certification to Buyer stating that all of the Due Diligence Materials applicable to a Property has been delivered to Buyer (the “Due Diligence Certification”). Throughout the term of this Agreement, Buyer, its agents and designees, shall have the right to enter each Property for the purposes of inspecting each Property, conducting soil tests, environmental studies, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of each Property; provided, however, that such activities by or on behalf of Buyer on a Property shall not damage such Property nor interfere with construction on the Property or the conduct of business by Tenant other than to a de minimis extent; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on each Property, provided, however, in no event shall Buyer be responsible or liable in any way for any pre-existing conditions, including any hazardous materials discovered during its inspections of a Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return each Property to substantially the same condition that existed prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Buyer shall give Seller reasonable written notice (which in any event shall not be less than one (1) business day, or such other period of time as required under the Lease) before entering each Property. Seller may have a representative present during any and all examinations, inspections and/or studies on a Property. Buyer shall have the unconditional right, for any reason or no reason at all, to terminate this Agreement as to one or more of the Properties by giving written notice thereof to Seller at any time prior to 5:00 p.m. Eastern Standard Time on the last day of the Examination Period applicable to a particular Property, in which event: (i) this Agreement shall be deemed terminated as to any such rejected Property and neither party shall have any further rights, obligations or liabilities with respect to such rejected Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there

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shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof. If Buyer does not elect to terminate this Agreement as to any one or more Properties prior to the expiration of the applicable Examination Period, Buyer conclusively shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6(b) with respect to such particular Property. Notwithstanding anything to the contrary contained in this Agreement, amendments to this Agreement to extend an Examination Period may be agreed in writing or email transmission by each party or each party’s respective attorney and any notices to terminate this Agreement pursuant to this Section 6(b) may be given by Buyer or Buyer’s attorney by email transmission to Seller and/or Seller’s attorney, provided, however, any notice of termination given by email transmission shall be deemed delivered and effective upon the date sent by the Party, provided however the such email notice shall also be sent by one of the means set forth in Section 15 of this Agreement.

(c)    Tenant Estoppel Certificate. Prior to a Closing, Seller shall obtain an original estoppel certificate from Tenant substantially in the form of Exhibit F attached hereto (the “Tenant Estoppel”) with respect to each Lease and deliver a copy of same to Buyer. Each Tenant Estoppel must not assert any defaults, offsets, defenses, punchlist items or claims under the Lease and shall state that all of the obligations of Seller relating to the construction of the premises leased by Tenant under such Lease have been satisfied (including, without limitation, the completion of all offsite improvements, punchlist items and the payment of any tenant improvement allowances). In addition, the business terms of each Tenant Estoppel must be in accordance with the applicable Lease and consistent with Seller representations set forth in Section 11 of this Agreement. Seller shall also obtain, within ten (10) business days prior to a Closing, an updated Tenant Estoppel from Tenant for the Property that is closing, which shall be dated not more than thirty (30) days before Closing. Seller agrees to reasonably cooperate with Buyer and request reasonable modifications to the Tenant Estoppel attached hereto as Exhibit F.

(d)    Subordination, Non-Disturbance. Within two (2) business days following the Property Opening Date of the applicable Property, Seller shall request an original subordination, non-disturbance agreement from Tenant substantially in the form of Exhibit G attached hereto (the “SNDA”) with respect to the applicable Lease. Within the timeframe specified in each Lease, Seller shall obtain each SNDA from Tenant and deliver a copy of same to Buyer.

Section 7.       Risk of Loss/Condemnation.

(a)    Casualty. Until Closing, the risk of loss or damage to each Property shall be borne by Seller. Upon an occurrence of a casualty affecting a Property, Seller shall promptly notify Buyer in writing of same. In the event all or any portion of a Property is damaged in any casualty, Buyer may elect to terminate this Agreement as to the affected Property by providing written notice of such termination to Seller within ten (10)

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business days after Buyer’s receipt of notice of such casualty, upon which termination: (i) Agreement shall be deemed terminated as to any such removed Property and neither party shall have any further rights, obligations or liabilities with respect to such removed Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof. If Buyer does not elect to terminate this Agreement there shall be no abatement of the Purchase Price and Seller shall: (i) as to any casualty insured by Tenant and in respect of which Tenant has a restoration obligation, enforce such Tenant’s obligations pursuant to the applicable Lease, or (ii) as to any casualty for which Seller is carrying insurance or is entitled to receive insurance proceeds from Tenant, Seller shall restore the damaged portion of the applicable Property, and in each case the Examination Period with respect to such Property shall re commence upon the completion of such restoration and Tenant reopening for business to the public therein.

(b)    Condemnation. Upon an occurrence of a condemnation or taking affecting a Property, Seller shall promptly notify Buyer in writing of same. In the event all or any portion of a Property is condemned or taken (or notice of any condemnation or taking is issued), then Buyer may elect to terminate this Agreement as to the Property affected by such condemnation or taking by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation or taking, upon which termination: (i) this Agreement shall be deemed terminated as to any such removed Property and neither party shall have any further rights, obligations or liabilities with respect to such removed Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof. If Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards.

Section 8.       Earnest Money Disbursement. The Earnest Money shall be held by the Escrow Agent, in trust as escrow agent (“Escrow Agent”), and disposed of only in accordance with the following provisions:

(a)    The Escrow Agent: (i) shall invest the Earnest Money in a JP Morgan Chase interest bearing money market account reasonably satisfactory to both Buyer and Seller; (ii) shall not commingle the Earnest Money with any funds of the Escrow Agent or others; and (iii) shall promptly provide Buyer and Seller with confirmation of the investments made.

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(b)     The Earnest Money shall be applicable to the Purchase Price and shall be applied at the last Closing under this Agreement. Notwithstanding the foregoing, if Buyer does not Close on the last remaining Property and terminates this Agreement with respect to such last remaining Property, then the Earnest Money shall be returned to Buyer.

(c)     If either Buyer or Seller makes a written demand (the “Demand”) upon the Escrow Agent for payment of the Earnest Money, the Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, the Escrow Agent is hereby authorized to make the payment set forth in the Demand. If the Escrow Agent does receive such written objection within such five (5) business day period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court,

(c)    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

Section 9.        Default

(a)    If Buyer defaults in any of its obligations undertaken in this Agreement and fails to cure such default within ten (10) days after notice from Seller specifying in reasonable detail the nature of such default, Seller shall be entitled to, as their sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated with respect to the applicable Property in respect of which the default occurred. Upon such termination: (i) this Agreement shall be

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deemed terminated as to any such Property only and neither party shall have any further rights, obligations or liabilities with respect to such Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof. There shall be no forfeiture of the Earnest Money as a result of any default of Buyer.

(b)    If Seller defaults in any of its obligations undertaken in this Agreement and fails to cure such default within ten (10) days after notice from Buyer specifying in reasonable detail the nature of such default, Buyer may: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) terminate this Agreement with respect to the applicable Property in respect of which Seller is in default, and if the Agreement is terminated as to all of the remaining Properties for which Closing has not occurred direct Escrow Agent to return the Earnest Money to Buyer and upon such termination Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed $50,000.00 per Property, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder with respect to the applicable Property or Properties, except those which are specifically stated herein to survive any termination hereof; or (iii) enforce specific performance of Seller’s obligations hereunder, to the extent such remedy is available. Notwithstanding the foregoing, in the event Seller has conveyed a Property in violation of this Agreement to any party not related to Buyer, so that the remedy of specific performance is not thereby, or otherwise for any reason, available to Buyer, then Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity, including, without limitation, pursue and collect all damages of any type or kind, including without limitation, direct, indirect, resulting, consequential, special, exemplary, punitive or other damages and be further entitled to temporary and permanent restraining orders and affirmative relief.

Section 10.     Closing. A Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price as allocated to each Property in accordance with the terms of this Agreement, in escrow with Escrow Agent. Each Closing shall occur on such date and time as mutually agreed to by Buyer and Seller in writing, but in no event later than that date which is fifteen (15) days after the end of the Examination Period with respect to such Property, subject however, to Buyer’s right to extend the date of a Closing pursuant to this Section 10. Seller shall deliver to Buyer at Closing the following executed documents:

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(a)    A bargain and sale deed (or its equivalent which provides covenants against grantor’s acts) from Seller to Buyer conveying the applicable Real Property to Buyer subject only to the Permitted Exceptions;

(b)    an Assignment and Assumption of Lease, in the form attached hereto as Exhibit A from Seller to Buyer assigning the Lease applicable to Seller’s Property, and any security deposits thereunder, to Buyer;

(c)    a Bill of Sale in the form of Exhibit B attached hereto from Seller to Buyer conveying the Personalty and Intangible Property owned by such Seller to Buyer;

(d)    an Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit C attached hereto from Seller to Buyer;

(e)    a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(f)     all transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(g)    a title affidavit executed by Seller in form satisfactory to the Title Insurer;

(h)    an original Tenant Estoppel from Tenant in the form of Exhibit D attached hereto, which is dated not earlier than thirty (30) days prior to the date of Closing, with respect to each Lease.

(i)     an original SNDA from Tenant in the form of Exhibit E attached hereto with respect to each Lease,

(j)     the letter to Tenant in the form of Exhibit F attached hereto for each Lease;

(k)    clearance under any applicable State withholding tax law applicable to the sale of any of the Properties;

(l)     a certificate dated as of the date of Closing confirming that the representations and warranties in Section 11 are true and correct as of the date of Closing and confirming the personal guaranty of at least one Seller Guarantor;

(m)    a certificate dated as of the date of Closing, listing all of the unexpired warranties of contractors and suppliers that delivered services or materials in connection with the construction and development of the Property;

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(h)     good standing certificates and corporate resolutions or member or partner consents, as applicable, for Seller and such other documents as reasonably requested by the Title Insurer;

(i)     such other documents, instruments, certifications and confirmations as may be reasonably required and customary to fully effect and consummate the transactions contemplated hereby.

At each Closing, Buyer shall: (i) deliver the balance of the Purchase Price to Seller applicable to the Property as allocated on Schedule 1 annexed hereto, (ii) execute and deliver execution counterparts of the closing documents referenced in clauses (a) (where applicable), (b) and (e) above; and (iii) at the last Closing under this Agreement, instruct the Escrow Agent to deliver the Earnest Money to Seller as a credit towards the Purchase Price.

Buyer shall have the right to extend the Closing of each Property for up to thirty (30) days upon written notice to Seller which notice may be given by Buyer to Seller at any time before 5:00 PM Eastern Time on the date set for Closing of the applicable Property. Notwithstanding anything to the contrary contained in this Agreement, notice to extend the Closing may be sent in writing or email transmission by Buyer or Buyer’s attorney. The Closing shall be held in escrow through the mail by delivery of the closing documents to the parties on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

Notwithstanding anything to the contrary contained in this Agreement, if at Closing there are any monetary obligations of Seller due and payable under a Lease (such as, for example purposes only, a tenant improvement allowance) or any outstanding construction obligations (such as, for example purposes only, offsite improvements or punchlist items), such obligations shall remain the obligations of Seller and Buyer shall have the right to: (i) delay Closing until such time that such obligations have been satisfied; or (ii) require Seiler put into escrow with the Escrow Agent, or reduce the Purchase Price by an amount necessary to satisfy such monetary obligation and/or an amount reasonably estimated by Buyer to satisfy any such non-monetary obligation of Seller under the Lease. This Section, and all provisions contained therein, shall survive the Closing.

Section 11.      Representation by Seller. Seller represents and warrants to, and covenants with, Buyer as follows:

(a)     Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller is authorized to consummate the transaction set forth herein and fulfill all of its respective obligations hereunder and under all closing documents to be executed by Seller, has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of

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Seller’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Seller have been duly authorized by all requisite corporate authority or other required action on the part of Seller and are the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)    Seller has good and indefeasible fee simple title to the Properties subject to matters of record and affecting the Properties and at Closing will have and will convey to Buyer by bargain and sale deed good and indefeasible fee simple title to the Properties, free and clear of all liens, defects, encumbrances, conditions, exceptions, restrictions or other matters affecting title except the Permitted Exceptions;

(c)    Seller has not received any written notice of any current or pending litigation, tax appeals or environmental investigations against Seller or any of the Properties and, to the best of Seller’s knowledge, there is no pending litigation, tax appeals or environmental investigations against Seller or any of the Properties;

(d)    Seller has not entered into any contracts, subcontracts or agreements affecting a Property which will be binding upon Buyer after a Closing other than the Lease;

(e)    Except for defaults cured on or before the date of this Agreement, Seller has not received any written notice of default under the terms of any of the Leases and, to the best of Seller’s knowledge, there is no outstanding, uncured default under the terms of any of the Leases;

(f)    Seller has not received any 'written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to any of the Properties and, to the best of Seller’s knowledge, there are no such violations;

(g)    The Personalty to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of loan instruments securing a loan that shall be paid in full by Seller at or prior to Closing;

(h)    With respect to each Lease: (i) Schedule 2 attached hereto is a true, correct and complete description of the Lease (including any and all amendments thereto) applicable to the applicable Property, a copy of each (including all amendment(s), if applicable) shall be delivered to Buyer immediately following mutual execution and delivery of this Agreement; (ii) the Lease is in full force and effect; (iii) there are no uncured monetary defaults by Tenant under the Lease and no offset or abatement is

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presently available to, or has been asserted in writing by, Tenant under the Lease, and Seller has complied in all material respects with its obligations under the Lease, and there is no defense or claim presently available to Tenant under the Lease; (iv) no brokerage commission or compensation of any kind is due or will be due from the Property or the rent therefrom for leasing space in the Property whether past, present or future and no understanding or agreement exists with regard to payment of any leasing commissions for future leases with existing or future tenants except in connection with extensions or renewals of the Lease as specifically set forth therein; (v) other than as expressly set forth in the Lease, there are no other material promises, amendments, agreements or commitments between Tenant and Seller or any one acting by or on behalf of Seller, nor are there any commitments which will be binding on Buyer in favor of Tenant; (vi) except as set forth in the Lease: Tenant is not entitled to any rent concession, rent-free occupancy, lease buyout costs, tenant improvement costs, moving, design and refurbishment costs, tenant improvement allowance, space plan allowance, reduction or abatement of rent for any reason whatsoever, including, without limitation, for any work (not yet performed) or other consideration (not yet given) in connection with Tenant’s occupancy pursuant to the Lease; and (vii) Seller is holding no security deposits with respect to the Lease and no rent has been prepaid for more than one month before its due date;

(i)     There are no occupancy rights, leases or tenancies affecting the Properties other than the Leases;

(j)     No person or entity has any option, right of first refusal or other right to purchase the Property or any part thereof or interest therein;

(k)    Each Property is in compliance in all material respects with all applicable zoning laws, regulations and ordinances as of the date of this Agreement;

(1)    Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax;

(m)    There are no pending or, to the best of Seller’s knowledge, threatened condemnation proceedings affecting any Property and Seller has not received any written notice that there is any pending or threatened condemnation of all or any part of any Property;

(n)     Seller has not initiated, and to Seller’s knowledge there currently are no pending, proceedings to correct or reduce the assessed valuation of any Property and Seller has received no written notice, nor does Seller have any knowledge, of any special tax assessments pending or contemplated against any Property that are not of record or disclosed in the Title Report;

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(o)     There are no employees of Seller engaged in the operation or maintenance of any of the Properties;

(p)    Seller has not initiated or participated in, any, and to the best of Seller’s knowledge, there is currently no action for a change or modification in the current subdivision, site plan, zoning or other land use permits for any of the Properties;

(q)     Seller has not received any written notice from any governmental authority, mortgagee, insurance company, board of fire underwriters, or any other association having authority or power over all or any portion of the Properties, requesting the performance of any work or alterations with respect to any Property that has not been performed or alleging that Seller presently is in breach or violation of, or not in compliance with, any applicable law, statute, code, act, ordinance, rule permit, license, regulation, standard or underwriting requirement or under any order of court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, with respect to any Property or Seller’s present use and operation of a Property, including, without limitation, those currently relating to fire, safety, environmental laws, parking, architectural barriers to the handicapped, zoning and building codes. Moreover, Seller has no knowledge of any of the foregoing matters being pending or threatened;

(r)     Seller has not assigned or transferred any of its interest in the Lease applicable to a Property other than in connection with a mortgage financing, which shall be discharged at or prior to Closing;

(s)    Any and all work identified on any punchlist submitted by Tenant to Seller in connection with work performed (or required to be performed) by or on behalf of Seller has been fully performed and Seller has not received written notice and nor does Seller have any knowledge that Tenant has not accepted said work;

(t)     No petition has been filed by or against Seller under the Federal Bankruptcy Code or any similar State or Federal Law; and

(u)    To the best of Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about any of the Properties in violation of any law, rule or regulation applicable to a Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage relating to any of the Properties. For purposes of this Agreement, “hazardous substances” shall mean any substance or material that is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws.

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Should Seller receive notice or actual knowledge of any inaccurate information regarding any of the matters set forth in this Section 11 after the date of this Agreement and prior to a Closing, Seller will immediately notify Buyer of the same in writing. If Seller is unwilling or unable to correct such inaccuracy on or before Closing of the applicable Property, Buyer may either: (a) cancel this Agreement with respect to the Property affected by such inaccuracy and leave this Agreement in effect as to the balance of the Properties, in which event: (i) this Agreement shall be deemed terminated as to any such removed Property and neither party shall have any further rights, obligations or liabilities with respect to such removed Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof; and (iii) Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with such rejected Property, not to exceed $50,000.00 per Property; or (b) waive such right to terminate and accept such inaccuracy by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement.

The representations and warranties of Seller shall survive Closing for a period of one (1) year. At least one Seller Guarantor shall at Closing unconditionally and personally guarantee the liability of Seller for any losses, costs or damages incurred by Buyer relative to any Seller’s breach of a representation and warranty set forth in this Section 11. Such personal guaranty under this Section 11 shall survive Closing, and provided that no breach of any of the representations or warranties shall have occurred, such personal guaranty under this Section 11 shall be limited to the First six (6) month period after a Closing.

Section 12.     Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)     Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound; and

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(b)    No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

Section 13.     Conditions to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to each Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)    Possession of each Property shall be delivered to Buyer free and clear of all liens and encumbrances other than the Permitted Exceptions and the applicable Lease;

(b)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(c)    Buyer shall receive from the Title Insurer or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the applicable Real Property in the amount of the Purchase Price as allocated in this Agreement, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to such Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions;

(d)    Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for each Property and Tenant (to the extent required by applicable law);

(e)    Buyer shall have received the Tenant Estoppel and SNDA for each applicable Lease duly executed by Tenant, and with respect to each SNDA, duly executed by Seller and acknowledged by a notary public;

(f)     Keys to all locks located in each Property, if applicable;

(g)    An original copy of the Lease and any amendments thereto (including, without limitation, a Lease Modification Agreement wherein Tenant confirms the commencement date of the Lease);

(h)    An original (or a copy if an original is not available) of any and all warranties issued to Seller in connection with the construction of the Improvements, it being agreed that in the event such warranties are not assignable to Buyer, Seller shall have such warranties re-issued to Buyer or Tenant, as requested by Buyer;

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(i)     A certificate of property insurance and of liability insurance from Dollar General naming Buyer as an additional insured, in compliance with the Lease; and

(j)     The Delivery Date and Commencement Date (as such terms are defined in the Lease) shall have occurred under the applicable Lease and Tenant shall be open and operating for business to the public in substantially all of the applicable leased space and Tenant shall be paying full and unabated rent under such Lease;

(k)    All obligations of Seller under a Lease with respect to Tenant’s initial occupancy thereof shall have been completed and/or satisfied, including, without limitation, satisfying the Evidence of Completion (as defined in the Lease), completing any punchlist items and paying any tenant allowances;

(1)    Buyer shall have received copies of all final lien waivers from the general contractor and all subcontractors performing work or providing materials or services to a the Property; and

(m)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

In the event any of closing conditions set forth in this Section 13 are not satisfied by the Outside Closing Date with respect to any one or more of the Properties, Buyer shall have the right to remove such non-satisfying Property from the Properties to be acquired by Buyer and terminate this Agreement with respect to such non-satisfying Property upon notice to Seller given at anytime thereafter, in which event: (i) this Agreement shall be deemed terminated as to any such rejected Property and neither party shall have any further rights, obligations or liabilities with respect to such rejected Property, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) there shall be a reduction in the Purchase Price payable by Buyer at Closing by the amount allocated to the Property designated for removal from this transaction as shown on Schedule 1 hereof.

Section 14.     Conditions to Seller’s Obligations. Seller’s obligation to deliver title to the Properties shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)    Buyer shall deliver to Seller on each Closing Date the remainder of the Purchase Price as allocated to such Property in accordance with Schedule 1 hereof, subject to adjustment of such amount pursuant to Section 2 hereof; and

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(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

Section 15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be: (i) delivered in person with proof of delivery thereof, (ii) sent by United States certified mail, postage prepaid, return receipt requested, or (iii) deposited with a nationally recognized overnight courier, in each case to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Any notice or other communication sent as hereinabove provided shall be deemed received (a) three days after being deposited in the mail if sent by certified mail, postage prepaid, return receipt requested, or (b) one day after being deposited with a commercial overnight courier if sent by such method. Notices under this Agreement may also be given by e-mail transmission, provided, however, that if such notice is sent by e-mail transmission, such notice or other communication shall also be sent by one of the other means provided hereinabove. Any notice under this Agreement may be given by the attorney representing a party in this transaction.

Section 16.     Seller Covenants. Seller agrees that: (a) it shall continue to operate the Properties in the same manner in which Seller has previously operated the Properties; (b) it shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Properties in the same (or better) condition as exists on the date hereof; (c) it shall comply with all obligations as owner of the Properties, the landlord under the Lease, or mortgagor under any mortgage affecting any of the Properties, which Seller is required to carry out and perform, either by virtue of agreements with such parties or by virtue of any order or direction of any governmental authority having jurisdiction; (d) it shall not, without Buyer’s prior written consent, enter into any agreement concerning the management or operation of a Property which would remain in effect beyond the Closing, and (e) it shall not, without Buyer’s prior written consent: (i) amend any Lease in any manner; (ii) consent to an assignment of a Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; and/or (iii) consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of a Property, whether insured or not.

Section 17.      Post-Closing Covenants.

(a)    Seller shall be and remain responsible for completing any work required to be performed by the landlord under each Lease, including, without limitation, the

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obligations set forth in Section 2 of each Lease. Seller further agrees that it will remain adequately capitalized in a manner such that such Seller shall have sufficient funds in order to comply with its respective obligations as described in this Section 17. In the event that any Seller fails to comply with said warranty obligations, Buyer may, after giving thirty (30) days written notice to Seller and Seller having failed to commence and diligently pursue to completion curative action within said time period, proceed to remedy such obligations on its own and shall have recourse against Seller for any expenses incurred thereby. Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of Seller’s responsibility under this Section. This Section, and all provisions contained therein, shall survive a Closing. The obligations of Seller pursuant to this Section shall continue beyond the periods specified herein as to warranty work required by the landlord pursuant to the applicable Lease if such defect is discovered during the warranty period and is not cured by Seller within that warranty period. In other words, defects which arise or exist prior to the date of expiration of the warranty period must be cured and corrected by Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the warranty period. At Closing at least one Seller Guarantor shall unconditionally, personally, guarantee the obligations of Seller pursuant to this Section 17 which guaranty shall survive a Closing and shall be confirmed at Closing.

(b)    If following Closing, any Seller shall receive a payment of rent from Tenant applicable to any period from and after Closing, such Seller shall promptly remit such payment to Buyer in accordance with account instructions to be furnished by Buyer. The provisions of this Section 17 shall survive Closing.

Section 18.     Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto, No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

Section 19.     No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Properties as set forth in Section 6 herein, and except as set forth in this Agreement or in any documents executed at Closing by Seller, each Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

Section 20.     Applicable Law. This Agreement shall be construed under the laws of the State in which a Property is located.

Section 21.     Tax-Deferred Exchange. In the event Buyer or Seller desire to effect a tax-deferred exchange in connection with the conveyance of a Property, Buyer and Seller

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agree to cooperate in effecting such exchange (including, without limitation, any intermediate conveyance to the members of Seller); provided, however: (i) that the exchanging party shall be responsible for all additional costs associated with such exchange; (ii) that a non-exchanging party shall not assume any additional liability with respect to such tax deferred exchange; (iii) no assignment of this Agreement shall relieve the exchanging party of its obligations under this Agreement, and the exchanging party shall remain liable for the performance of its obligations under this Agreement, including, without limitation, the representations, warranties, and covenants given by the exchanging party to the non-exchanging party, (iv) the exchange will not delay or otherwise adversely affect the Closing, (v) there is no additional unreimbursed loss, cost, damage, tax, expense or adverse consequence incurred by the non-exchanging party resulting from, or in connection with, the exchange, and the exchanging party shall indemnify, save and hold harmless the non-exchanging party of, from and against any such loss, cost, damage, tax, expense or adverse consequence (including reasonable attorneys’ fees), and (vi) in no event shall the non-exchanging party be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such exchange. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

Section 22.     Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Seller’s Broker and Buyer’s Agent listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Seller’s Broker and Buyer’s Agent pursuant to a separate, previously negotiated agreement(s). Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Seller’s Broker and/or Buyer’s Agent). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

Section 23.     Assignment. Buyer may assign all or any portion of its rights under this Agreement to one or more assignees or designees; provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete.

Section 24.    Attorneys’ Fees. In any action between Buyer and any Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the

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prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

Section 25.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 26.    Interpretation. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

Section 27.     Headings. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

Section 28.     Severability. If any provision of this Agreement is unenforceable to any extent, the remaining portions of such provision, and all other provisions of this Agreement, shall nevertheless be kept in effect.

Section 29.    Counterparts. This Agreement may be executed by portable document format (pdf) and/or in any number of counterparts. Each party may rely upon any emailed pdf or counterpart copy as if it were one original document.

Section 30.     Rents and Deposits. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Buyer shall receive a credit at Closing for security deposits and advance rents paid/abatements, if any, held by Seller and Seller shall deposit with Buyer and Escrow Agent not later than the business day immediately prior to Closing a statement as to the date to which all rents have been paid. All base rent and other charges payable by the Tenant will be prorated between Seller and Buyer as of midnight on the date of Closing as if such rent and other charges had been collected in accordance with the Leases. In no event shall Buyer be obligated to attempt to collect from any Tenant any delinquent or past due sums or amounts owed to Seller, but Buyer shall reasonably cooperate with Seller (at no expense to Buyer) with respect thereto. If following Closing, Seller shall receive a payment of rent from Tenant applicable to any period from and after Closing, Seller shall promptly remit such payment to Buyer. The provisions of this Section 30 shall survive Closing.

Section 31.     Additional Termination Right of Buyer. Buyer shall have the right to terminate this Agreement upon notice to Seller if Tenant is downgraded from its rating as of the date of this Agreement by Standard & Poor’s (BB+) or Moody’s (Ba1) at any time prior to a Closing whereupon: (i) this Agreement shall be deemed terminated and neither

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party shall have any further rights, obligations or liabilities hereunder, except with respect to any obligations that expressly survive termination of this Agreement as contained herein; and (ii) the Earnest Money shall promptly be returned to Buyer.

Section 32.     Termination Right of Seller. Except with respect to the right of Buyer to terminate this Agreement as to one or more of the Properties as described in the next sentence of this Section, if Buyer terminates this Agreement as to more than ten (10) of the Properties pursuant to the terms of this Agreement, then Seller shall have the right to terminate the whole of this Agreement, as to the balance of the Properties for which Closing has not occurred, by ten (10) days prior notice to Buyer, in which event neither party shall have any further claim against the other, except (i) with respect to those matters which this Agreement provides expressly survive the termination of this Agreement, and (ii) the Earnest Money shall be returned to Buyer. Notwithstanding the foregoing, any termination of this Agreement as to one or more Properties for any of the following reasons shall not be included in calculating whether or not Purchaser has terminated this Agreement as to more than ten (10) Properties for the purposes of determining whether Seller’s right to terminate has accrued pursuant to this Section 32: (i) any termination of this Agreement as to any Property in respect of which Buyer’s due diligence discloses any environmental contamination, whether past or present, affecting a Property which constitutes a present “Recognized Environmental Condition” under a standard ASTM Phase I report; or (ii) any termination of this Agreement as to any Property pursuant to Section 6(A) above due to an uncured Objection, or (iii) any termination of this Agreement as to any Properties pursuant to Section 7 above.

Section 33.     Incorporation of Exhibits by Reference. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SELLER:

RSBR INVESTMENTS, LLC, a Missouri
limited liability company

/s/ Rod Hamby
By: Rod Hamby, Manager

RBA INVESTMENTS, LLC, a Missouri
limited liability company

/s/ Rod Hamby
By: Rod Hamby, Manager

OVERLAND PROPERTIES, LLC, a
Missouri limited liability company

/s/ Rod Hamby
By: Rod Hamby, Manager

BUYER:

LADDER CAPITAL FINANCE LLC,
a Delaware limited liability company

By:	/s/ David M.Traitel
Name:	DAVID M.TRAITEL
Title:	Managing Director

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JOINDER AND CONSENT OF ESCROW AGENT:

An original, fully executed copy of this Agreement, together with the first installment of the Earnest Money, has been received by Escrow Agent this 3rd day of July 2012, and by execution hereof Escrow Agent covenants and agrees to be bound by the terms of this Agreement applicable to Escrow Agent.

Escrow Agent:

COMMONWEALTH TITLE LAND
INSURANCE COMPANY

By:	/s/ R. Liane Carpenter
Name:	R. Liane Carpenter
Title:	Asst. Vice President

EXHIBITS AND SCHEDULES

Schedule 1	-	List of Properties and Purchase Price Allocation

Schedule 2	-	List of Leases

Exhibit A	-	Form of Assignment and Assumption of Lease

Exhibit B	-	Form of Bill of Sale

Exhibit C	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit D	-	Form of Tenant Estoppel

Exhibit E	-	Form of SNDA

Exhibit F	-	Form of Tenant Notice

SCHEDULE 1

LIST OF PROPERTIES AND ALLOCATION OF PURCHASE PRICE

	Address	Owning Entity	Estimated Delivery Date	Cap Rate	NOI	Price
1.	Farmington, New Mexico	OP	5/21/2012	7.90%	$98,863.35	$1,251,434.81
2.	New Braunfels, Texas	OP	6/25/2012	7.90%	$94,309.56	$1,193,791.90
3.	Hawk Point, Missouri	RSBR	6/11/2012	7.90%	$82,302.00	$1,041,797.47
4.	Sedelia, Missouri	RSBR	6/25/2012	7.90%	$84,497.04	$1,069,582.78
5.	Donna, Texas	RSBR	7/26/2012	7.90%	$83,743.00	$1,060,037.97
6.	Morgans Pt Res, Texas	RSBR	7/23/2012	7.90%	$89,231.51	$1,129,512.78
7.	Edina, Missouri	RSBR	6/25/2012	7.90%	$79,083.43	$1,001,056.08
8.	Lebanon, Missouri	RSBR	9/1/2012	7.90%	$82,213.00	$1,040,670.89
9.	Gower, Missouri	RSBR	6/25/2012	7.90%	$73,500.00	$930,379.75
10.	Weslaco, Texas	RSBR	8/1/2012	7.90%	$99,128,64	$1,254,792.91
11.	Ozark, Missouri	RSBR	9/1/2012	7.90%	$91,500.00	$1,158,227.85
12.	Bryan, Texas	RSBR	8/1/2012	7.90%	$89,203.80	$1,129,162.03
13.	Waco, TX	RBA	7/9/2012	7.90%	$88,587.96	$1,121,366.58
14.	Edinburg, TX	RBA	4/23/2012	7.90%	$83,823.00	$1,061,050.63
15.	Rocky Mount, Missouri	RBA	4/23/2012	7.90%	$81,528.00	$1,032,000.00
16.	Mount Morris, IL	RSBR	12/3/2012	7.90%	$90,336.98	$1,143,506.08
17.	San Antonio, Texas (WW White Road)	RSBR	1/31/2013	7.90%	$99,978.00	$1,265,544.30
18.	San Antonio, Texas (Pleasanton Road)	RSBR	1/31/2013	7.90%	$109,248.23	$1,382,888,99
19.	Marionville, MO	RBA	11/1/2011	7.65%	$79,157.04	$1,034,732.55
20.	Robertsville, MO	OP	12/12/2011	7.65%	$78,462.96	$1,025,659.61
21.	Caruthersville, MO	OP	12/29/2011	7.65%	$87,627.00	$1,145,450.98
22.	Chariton, Iowa	RBA	12/30/2011	7.65%	$98,073.00	$1,282,000.00

23.	Marble Hill, Missouri	RBA	2/6/2012	7.65%	$93,042.42	$1,216,240.78
24	Sikeston (N), Missouri	RBA	2/6/2012	7.65%	$85,890.88	$1,122,756.60
25.	Morehouse, Missouri	OP	2/20/2012	7.65%	$77,965.00	$1,019,150.33
26.	Cardwell, Missouri	OP	3/1/2012	7.65%	$80,093.00	$1,046,967.32
27.	Jacksonville, Illinois	RBA	4/23/2012	7.65%	$86,502.00	$1,130,745.10
28.	Troy, Texas	RBA	6/25/2012	7.65%	$83,376.96	$1,089,894.90
29.	Nashua, Iowa	OP	6/25/2012	7.65%	$80,929.32	$1,057,899.61
30.	Lebanon (N), Missouri	RSBR	9/1/2012	7.65%	$99,501.96	$1,300,679.22
31.	Buchanan Dam, Texas	OP	10/1/2012	7.65%	$86,064.60	$1,125,027.45
32.	Lexington, Illinois	RBA	10/1/2012	7.65%	$89,109.45	$1,164,829.41
33.	Canyon Lake, Texas	OP	10/1/2012	7.65%	$88,409.04	$1,155,673.73
34.	Marion, Illinois	RBA	10/1/2012	7.65%	$90,974.68	$1,189,211.50
35.	Corpus Christi	RBA	11/2/2012	7.65%	$95,910.00	$1,253,725.49
36.	Donna, Texas (Garcia)	RBA	10/1/2012	7.65%	$88,986.36	$1,163,220.39
37.	Carlisle, Iowa	OP	11/2/2012	7.65%	$89,499.96	$1,169,934.12
38.	Beeville, Texas	OP	11/2/2012	7.65%	$80,500.00	$1,052,287.58
39.	Ottumwa, Iowa	OP	12/1/2012	7.65%	$85,500.00	$1,117,647.06
40.	Osceola, Missouri	OP	12/1/2012	7.65%	$83,232.72	$1,088,009.41
41.	Lacy Lakeview, Texas	RSBR	1/31/2013	7.65%	$86,616.35	$1,132,239.87
42.	Cedar Creek, Texas	RSBR	1/31/2013	7.65%	$87,153.31	$1,139,258.95
43.	Victoria, Minnesota	RSBR	1/31/2013	7.65%	$81,272.25	$1,062,382.35
44.	Converse, Texas	RSBR	1/31/2013	7.65%	$82,250.00	$1,075,163.40
45.	New Braunsfel, Texas	RSBR	1/31/2013	7.65%	$84,848.50	$1,109,130.72
46.	Melrose, Minnesota	OP	3/2/2013	7.65%	$85,798.28	$1,121,546.14
47.	Virginia, Minnesota	OP	3/2/2013	7.65%	$87,428.87	$1,142,861.05

48.	Aurora, Missouri	RBA	3/2/2013	7.65%	$87,476.14	$1,143,478.95
49.	Eldon, Missouri	RSBR	3/2/2013	7.65%	$92,565.30	$1,210,003.92
50.	Scissors Donna, Texas	RBA	3/2/2013	7.65%	$86,132.49	$1,125,914.90
51.	Edinburg (Monte C), Texas	RSBR	4/2/2013	7.65%	$90,484.88	$1,182,808.89
52.	Blessing, Texas	OP	4/2/2013	7.65%	$74,384.04	$972,340.39
53.	Lake Belton, Texas	OP	4/2/2013	7.65%	$80,038,56	$1,046,255.69
54.	Mission (Doffing), Texas	RSBR	5/2/2013	7.65%	$84,853.56	$1,109,196.86
55.	Skidmore, Texas	RSBR	3/2/2013	7.65%	$80,714.02	$1,055,085.23
56.	Esterville, Iowa	RSBR	5/2/2013	7.65%	$100,165.00	$1,309,346.41
57.	Olivia, Minnesota	OP	4/3/2013	7.65%	$87,495.96	$1,143,738.04
58.	SA Castroville, Texas	RSBR	5/3/2013	7.65%	$97,408.32	$1,273,311.37
59.	Montgomery, Minnesota	RSBR	5/2/2013	7.65%	$78,094.56	$1,020,843.92
60.	Lubbock, Texas	RSBR	5/2/2013	7.65%	$76,537.08	$1,000,484.71
61.	Fairbury, Illinois	RSBR	5/2/2013	7.65%	$86,387.80	$1,129,252.29
62.	Moody, Texas	RSBR	5/2/2013	7.65%	$73,948.08	$966,641.57
63.	Springfield, MN	RSBR	5/31/2013	7.65%	$79,410.50	$1,038,045.75
64.	Amarillo, Texas	RSBR	6/2/2013	7.65%	$88,474.50	$1,156,529.41
65.	Eagle Grove. Iowa	RSBR	5/2/2013	7.65%	$89,511,57	$1,170,085.88
66.	Farmington, NM (South)	RSBR	5/2/2013	7.65%	$99,503.28	$1,300,696.47
67.	Sullivan, Missouri	RSBR	5/2/2013	7.65%	$86,748.93	$1,133,972.94
68.	Flora Vista, New Mexico	RBA	5/31/2013	7.65%	$103,566.33	$1,353,808.24
69.	Buda, Texas	RBA	5/31/2013	7.65%	$85,363.29	$1,115,860.00
70.	Joplin, Missouri	RBA	5/31/2013	7.65%	$86,533.92	$1,131,162.35
71.	S A Moursand, TX	RSBR	5/31/2013	7.65%	$98,123.67	$1,282,662.35
72.	Poplar Bluff, Missouri	RBA	5/31/2013	7.65%	$82,403.63	$1,077,171.63

73.	Annandale, Minnesota	OP	5/31/2012	7.65%	$94,402.53	$1,234,020.00

SCHEDULE 2

LEASES

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

                                                       (“Assignor”), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to                                                            (“Assignee”), all of Assignor's right, title and interest in and to that certain Lease dated                                , between Assignor and                                                 d/b/a “Dollar General” (the “Lease”), including any and all security deposits thereunder (the “Assignment”).

Assignee hereby accepts this Assignment and assumes performance of all of the covenants, agreements, terms, provisions, conditions, limitations and other obligations accruing or to be paid or performed on the part of the Assignor under the Lease on or after the date hereof, other than the obligations set forth in Section 2 of the Lease, which shall remain the obligation of Assignor.

Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to: (A) have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment, or (B) have complied with, or to comply with after the date hereof, its obligations under Section 1(g) of the Lease, or (C) have complied with, or to comply with after the date hereof, its obligations under Section 2 of the Lease.

Notwithstanding this Assignment, Assignor hereby covenants and agrees that Assignor shall remain liable to comply with the obligations of Landlord under Section 1(g) of the Lease with respect to any real property which Assignor, directly or indirectly, may now or hereafter own, lease or control and which is contiguous to, or which is within one (1) mile of any boundary of the property leased to Dollar General pursuant to the Lease.

Notwithstanding this Assignment, Assignor hereby covenants and agrees that Assignor shall remain liable to comply with the obligations of Landlord under Section 2 of the Lease, including, without limitation, satisfying the requirements of the Evidence of Completion and warranting, and correcting to the extent necessary, Landlord’s Work against patent and latent defects as set forth in the Lease.

Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages

A-1

and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of landlord under and by virtue of the Lease subsequent to the date of this Assignment (other than with respect to the obligations under Section 2 of the Lease, which shall remain the obligation of Assignor).

A-1

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Lease this         day of                   , 2012, which Assignment is effective this date.

ASSIGNOR:

SELLER’S NAME,
Seller’s Entity Type

By:
Name:
Title:

ASSIGNEE:

ASSIGNEE’S NAME,
Assignee’s Entity Type

By:
Name:
Title:

A-1

EXHIBIT B

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SELLER’S NAME, Seller’s Entity Type, having an address at                                                              (“Seller”), hereby bargains, sells, conveys and transfers        to                                                                  (“Buyer”), a                                                           , all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of                                    , except as set forth in that certain Agreement for Purchase and Sale of Real Property dated                         , 2012 by and between Seller and Buyer.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this          day of                , 2012.

SELLER:

SELLER’S NAME,
Seller’s Entity Type

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF

ASSIGNMENT OF CONTRACTS, PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the          day of                , 2012, by                              SELLER’S NAME, a                                                          limited liability company (“Assignor”), to                                                         , a                                                          (“Assignee”).

WITNESSETH:

WHEREAS, by that certain Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) dated as of              , 2012, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at                                                                  (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts.

This Assignment shall be governed by the laws of the State of                             , applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

SELLER’S NAME,
Seller’s Entity Type

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF TENANT ESTOPPEL

(see attached)

TENANT ESTOPPEL CERTIFICATE

DOLLAR GENERAL CORPORATION	100 Mission Ridge / Goodlettsville, TN 37072 / Phone 615-855-4000 Company Growth Administration Department / Fax 615-855-4663

ESTOPPEL CERTIFICATE

[Insert Lender's name and address]

Demised Premises: DOLLAR GENERAL STORE #

ADDRESS:

CITY / STATE / ZIP:

THIS IS TO CERTIFY THAT THE FOLLOWING IS TRUE AND CORRECT:

1.	That the undersigned is the tenant under that certain Lease dated (the "Lease") conveying a leasehold interest in the property described therein.

2.	That the Lease is in full force and effect and has not been modified (except as set forth following this sentence).

3.	That the monthly base rent due under the Lease has not been paid more than thirty (30) days in advance.

4.	That, to Tenant’s knowledge as of the date hereof, Landlord is not in default under the Lease (except as set forth following this sentence).

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Tenant.

TENANT:

By:

Name:	Maurice A Laliberte

Its:	Vice President
Lease Administration
Date:

EXHIBIT E

FORM OF SNDA

(see attached)

EXHIBIT I

SNDA

After recording please return to:

Vena Bridgeman
Dollar General Corporation
100 Mission Ridge
Goodlettsville TN 37072

SUBORDINATION, ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

This Subordination, Attornment and Non-Disturbance Agreement (“Agreement”) made to be effective this               day of                                    200            , by and between                                               a                                        (“Tennant”), and                            ,                                      (“Mortgagee”).

STATEMENT OF PURPOSE

1.	Mortgagee is the holder of a deed of trust, dated , (“Mortgage”) on the real estate described on Exhibit A attached hereto and incorporated herein by reference, which Mortgage is recorded in the Office of the of County, .

2.	Tenant and (“Landlord”) have entered into that certain lease dated (the “Lease”).

3.	Tenant and Mortgagee desire to confirm their understanding with respect to the lease and the Mortgage.

AGREEMENT

NOW, I THEREFORE, in consideration of mutual covenants and agreements, together with $1.00 and other valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged by the parties. Mortgagee and Tenant hereby agree and covenant as follows.

1.	The Lease shall be subject and subordinate to the Mortgage and to all renewals modifications of extensions thereof.

2.	Provided Tenant is not in material default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of its terms, covenants or conditions of the Lease to be performed by Tenant, (i) Tenant’s rights and privileges under the Lease shall hot be diminished or interfered with by Mortgagee; (ii) Tenant's occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the Lease term (iii) Mortgagee shall not in any manner disaffirm the Lease; and (iv) Tenant shall not be named a party to any foreclosure proceeding unless required by state law.

3.	If the interests of Landlord are transferred to Mortgagee by reason of foreclosure or other proceedings brought by Mortgagee and Mortgagee succeeds to the interest of Landlord under the Lease. Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the Lease Term with the same force and effect at it Mortgagee were Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of Landlord under the Lease. Tenant shall be under no obligation to pay rent to Mortgagee until Tenant receives written notice from Mortgagee that it has succeeded to the interest of Landlord under the Lease. Tenant may rely on such written notice and begin rent paying to Mortgagee without taking further action and Tenant shall incur no liability to Landlord in the event Tenant relies in good faith on such written notice to begin rent payments to Mortgagee. The respective rights and obligations of Tenant and Mortgagee upon such attornment (including, but not limited to, the disposition of fire insurance proceeds and/or condemnation awards) to the extent of the then remaining balance of the Lease Term shall be and are the same as set forth in the Lease it being the intention of the parties to incorporate the case in Agreement by reference with the same force and effect as if set forth herein.

4.	If Mortgagee succeeds to the interest of Landlord under the Lease Mortgagee shall assume Landlord obligations under the Lease and be bound to Tenant under all terms, covenants and conditions of the lease and Tenant shall, from and after Mortgagee’s succession to the interest of Landlord under the Lease have the same remedies against Mortgagee for the breach of any provision contained in the Lease after the date of Mortgagee’s succession to the interest of Landlord under the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord.

5.	All notices consents and other communications pursuant to the provisions of this Agreement shall be given and deemed to have been properly served if delivered in writing (i) by certified mail, (ii) by a nationally recognized overnight courier providing signed proof of delivery or refusal thereof or (iii) by facsimile: provided that a second copy of such notice is given by another method provided for herein on the date of the facsimile notice. Notices shall addressed as follows:

If to Mortgagee:

ATTN:
If to Tenant:
100 MISSION RIDGE
GOODLETTSVILLE TN 37072
ATTN:	VICE PRESIDENT

with a copy to:
100 MISSION RIDGE
GOODLETTSVILLE TN 37072
ATTN:	GENERAL COUNSEL
FACSIMILE 615 8554663
TELEPHONE:(615) 855-1000

Date of service of notice served by mail shall be the date which is three (3) days after the date on which such is deposited in a post office of the United States Post Office Department, certified mail, return receipt requested. Date of service by any other method shall be the date of receipt. Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change address is to became effective. Final execution and delivery of this Agreement is in the State of Tennessee and shall be consumed in accordance with the laws of the state where the Denused Premises are located notwithstanding its conflict of laws provisions.

6.	The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect to the Mortgage and to any and all renewals, modifications and extensions, but any and all such renewals, modifications and extensions shall nevertheless be subject to and untitled to the benefits of the terms of this Agreement.

7	This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by both parties hereto or their respective successor in interest. This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their successors and assigns.

8.	Capitalized term not defined herein shall have the definitions given them in Lease.

9.	Tenant hereby executes and agrees to the provisions of this Subordination, Attornment and Non-Disturbance Agreement as of the date hereof, which approval shall be null and viod if a fully executed and recorded originals of this agreement shall not be received by Tenant no later than thirty (30) days from the date of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunder caused this Agreement to be daily executed on the dates shown hereinafter below.

Date: _____________________		TEN ANTT:

BY:

WITNESS:		NAME: MAURICE A LALIBERTE

ITS: VICE PRESIDENT LEASE ADMINISTRATION

DATE: ____________________		MORTGAGEE

BY:

WITNESS:		NAME:

ITS:

STATE OF TENNESSEE	)
) SS
county of DAVIDSON	)

Before me, the undersigned Notary Public of the State and County aforesaid, personally appeared Maurice A. Laliberte, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who, upon oath, acknowledged himself to be the Vice President Lease Administration ____________________ a ___________________, and that he as Vice President Lease Administration, begin authorized to do so, executed the Subordination. Attornment and Non-Disturbance Agreement for the purpose therein contained by signing the name of the corporation by himself as such Vice President Lease Administrations as his own free act and deed.

Witness my hand at office this        day of ________, 20__________.

Notary Public

My commission: ________________________________

STATE OF _________________	)
) SS
COUNTY OF________________	)

I, the undersigned authority, a Notary Public in and for said State and county. hereby certify that________________, whose name as ______________________of_____________________________________, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he as such officer and with full authority, executed the same voluntary for and as the act of said ___________________.

Given under my hand and seal this_______ day of_______, 20____.

Notary Public

My commission expires: _________________________________

EXHIBIT F

FORM OF NOTICE TO TENANT

TO:	[Tenant]

Re:	Notice of Change of Ownership of ____________________________________________

Ladies and Gentlemen:

You arc hereby notified as follows:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated __________, between____________ as tenant and _____________________ as landlord (the “Lease”).

Accordingly, New Owner is the landlord under the Lease and future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

Please note that you should contact your insurance broker and notify them to send to New Owner a revised Certificate of Insurance replacing the former owner as the additional named insured with that of New Owner as the additional named insured. The name of the Lender named as the other additional named insured should be changed to                                                  .

Very truly yours,
[LANDLORD]

By:
Name:
Title :